Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER FISCAL YEAR 2007 RESULTS

RUTLAND, VERMONT (March 7, 2007)—Casella Waste Systems, Inc. (NASDAQ: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the third quarter and first nine months of its 2007 fiscal year.

Third Quarter Results

For the quarter ended January 31, 2007, the company reported revenues of $133.5 million, up $2.9 million, or 2.2 percent over the same quarter last year. The company’s net loss per common share was $0.07, compared to net income of $0.02 per share in the same quarter last year. Operating income for the quarter was $8.8 million, up $1.7 million or 23.9 percent over the same quarter last year after deferred costs are excluded from fiscal year 2006 third quarter results.  Cash provided by operating activities in the quarter was $16.4 million, down $9.4 million, or 36.4 percent compared to the same quarter last year. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA) were $26.0 million*, up $2.4 million, or 10.2 percent from the same quarter last year. A reduction of $2.0 million in equity income from the company’s GreenFiber joint venture, and the expectation that this reduction will continue into the fourth quarter, increased the company’s tax rate. These factors accounted for most of the $0.07 loss per common share.

For the nine months ended January 31, 2007, the company reported revenues of $424.8 million. The company’s net loss per common share was $0.05. Operating income for the nine month period was $32.1 million. Cash provided by operating activities for the nine month period was $55.8 million. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA) were $86.5 million*.

Highlights of the Quarter

 “From an operating perspective, this was a solid quarter,” John W. Casella, chairman and chief executive officer, said. “We continue to drive efficiencies into, and costs out of, the business, as well as driving pricing improvement across our solid waste business throughout the quarter.

“Regional economic conditions had an impact on our overall results,” Casella said. “While landfill pricing is up, volumes remain a challenge. Our GreenFiber unit was adversely impacted by the general slowdown in the housing market and unseasonably warm weather.”

The Company also said it believes its EBITDA* for fiscal year 2007 will be between $110.0 million and $113.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization and deferred costs (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of companies in the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these non- GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Casella Waste Systems, headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services primarily in the eastern United States.

For further information, contact Richard Norris, chief financial officer; Ned Coletta, director of investor relations; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company’s website at http://www.casella.com.

The company will host a conference call to discuss these results on Thursday, March 8, 2007 at 10:00 a.m. ET. Individuals interested in participating in the call should dial [(719) 457-2692] at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available by calling (719) 457-0820 [(conference code #3642447)] before 11:59 p.m. ET, Thursday, March 15, 2007, or by visiting the company’s website.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative.  These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: prices for our services fluctuate due to reasons beyond our control; the development of landfills and other disposal facilities is inherently risky and is subject to political, regulatory, and other factors; we may be unable to make acquisitions; we may be unable to reduce costs sufficiently to achieve estimated EBITDA and other targets; anticipated revenue may not materialize; continuing weakness in general economic conditions and poor weather conditions may affect our revenues; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements.  These risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2006. We do not necessarily intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except amounts per share)

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2006	2007	2006	2007

Revenues	$130,597	$133,492	$399,392	$424,828

Operating expenses:
Cost of operations	89,034	89,800	262,704	279,717
General and administration	17,946	17,653	53,296	58,578
Depreciation and amortization	16,525	17,223	49,572	54,457
Deferred costs	1,329	—	1,329	—
	124,834	124,676	366,901	392,752

Operating income	5,763	8,816	32,491	32,076

Other expense/(income), net:
Interest expense, net	8,188	10,010	23,359	29,324
Income from equity method investments	(3,319)	(988)	(4,762)	(1,978)
Other income	(1,541)	(50)	(1,664)	(351)
	3,328	8,972	16,933	26,995

Income (loss) before income taxes	2,435	(156)	15,558	5,081
Provision for income taxes	1,148	689	7,005	3,590

Net income (loss)	1,287	(845)	8,553	1,491

Preferred stock dividend	859	902	2,563	2,674

Net (loss) income available to common stockholders	$428	$(1,747)	$5,990	$(1,183)

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,413	25,273	25,296	25,257

Net (loss) income per common share	$0.02	$(0.07)	$0.24	$(0.05)

EBITDA (1)	$23,617	$26,039	$83,392	$86,533

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	April 30,	January 31,
	2006	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,429	$11,929
Restricted cash	72	73
Accounts receivable—trade, net of allowance for doubtful accounts	56,269	57,839
Other current assets	15,204	23,395

Total current assets	78,974	93,236

Property, plant and equipment, net of accumulated depreciation	481,284	506,797
Goodwill	171,258	172,731
Intangible assets, net	2,762	2,276
Restricted cash	17,887	12,518
Investments in unconsolidated entities	44,491	48,811
Other non-current assets	14,455	13,242

	$811,111	$849,611

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$527	$1,132
Current maturities of capital lease obligations	1,061	1,096
Accounts payable	46,364	41,316
Other accrued liabilities	46,813	51,834
Total current liabilities	94,765	95,378

Long-term debt, less current maturities	452,720	479,370
Capital lease obligations, less current maturities	1,747	925
Other long-term liabilities	41,959	50,468

Series A redeemable, convertible preferred stock	70,430	73,104

Stockholders’ equity	149,490	150,366

	$811,111	$849,611

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Nine Months Ended
	January 31,	January 31,
	2006	2007
Cash Flows from Operating Activities:
Net income	$8,553	$1,491
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	49,572	54,457
Depletion of landfill operating lease obligations	4,651	5,543
Income from equity method investments	(4,762)	(1,978)
Deferred costs	1,329	—
(Gain) loss on sale of equipment	233	(591)
Stock-based compensation	—	511
Excess tax benefit on the exercise of stock options	—	(145)
Deferred income taxes	4,012	464
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(1,145)	(3,949)
	53,890	54,312
Net Cash Provided by Operating Activities	62,443	55,803
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(19,226)	(2,087)
Additions to property, plant and equipment—growth	(36,552)	(25,757)
—maintenance	(51,608)	(52,592)
Payments on landfill operating lease contracts	(8,450)	(4,500)
Restricted cash from revenue bond issuance	—	5,535
Other	(1,463)	(110)
Net Cash Used In Investing Activities	(117,299)	(79,511)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	159,733	239,950
Principal payments on long-term debt	(104,581)	(213,459)
Proceeds from exercise of stock options	1,151	1,572
Excess tax benefit on the exercise of stock options	—	145
Net Cash Provided by Financing Activities	56,303	28,208
Net increase in cash and cash equivalents	1,447	4,500
Cash and cash equivalents, beginning of period	8,578	7,429
Cash and cash equivalents, end of period	$10,025	$11,929

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
Unaudited
(In thousands)

Note 1:     Non - GAAP Financial Measures

        In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (earnings before interest, taxes, depreciation and amortization and deferred costs) and Free Cash Flow, which are non-GAAP measures.

       These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to net cash provided by operating activities as determined in accordance with GAAP.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

    Following is a reconciliation of EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2006	2007	2006	2007

Net Cash Provided by Operating Activities	$25,839	$16,403	$62,443	$55,803

Changes in assets and liabilities, net of effects of acquisitions and divestitures	(8,128)	89	1,145	3,949
Deferred income taxes	(19)	613	(4,012)	(464)
Stock-based compensation	—	(190)	—	(511)
Excess tax benefit on the exercise of stock options	—	4	—	145
Provision for income taxes	1,148	689	7,005	3,590
Interest expense, net	8,188	10,010	23,359	29,324
Depletion of landfill operating lease obligations	(1,678)	(1,681)	(4,651)	(5,543)
Gain (loss) on sale of equipment	(192)	152	(233)	591
Other income	(1,541)	(50)	(1,664)	(351)
EBITDA	$23,617	$26,039	$83,392	$86,533

    Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

		Three Months Ended		Nine Months Ended
		January 31,	January 31,	January 31,	January 31,
		2006	2007	2006	2007

EBITDA		$23,617	$26,039	$83,392	$86,533
Add (deduct):	Cash interest	(3,557)	(5,069)	(16,379)	(21,696)
	Capital expenditures	(23,261)	(18,094)	(88,160)	(78,349)
	Cash taxes	(240)	(648)	(1,299)	(2,241)
	Depletion of landfill operating lease obligations	1,677	1,682	4,651	5,543
	Change in working capital, adjusted for non-cash items	2,934	(5,879)	(7,969)	(11,513)

FREE CASH FLOW		1,170	(1,969)	(25,764)	(21,723)

Add (deduct):	Capital expenditures	23,261	18,094	88,160	78,349
	Other	1,408	278	47	(823)

Net Cash Provided by Operating Activities		$25,839	$16,403	$62,443	$55,803

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)

Amounts of the Company’s total revenues attributable to services provided are as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2006	2007	2006	2007
Collection	$61,310	$62,478	$192,729	$199,748
Landfill / disposal facilities	24,167	24,183	73,928	82,590
Transfer	10,713	9,255	34,275	33,200
Recycling	34,407	37,576	98,460	109,290
Total revenues	$130,597	$133,492	$399,392	$424,828

Components of revenue growth for the three months ended January 31, 2007 compared to the three months ended January 31, 2006:

		Percentage
Solid Waste Operations (1)	Price	3.3%
	Volume	-4.8%
	Solid waste commodity price and volume	0.3%
Total growth - Solid Waste Operations		-1.2%

FCR Operations (1)	Price	0.1%
	Volume	5.2%
Total growth - FCR Operations		5.3%

Rollover effect of acquisitions (as a percentage of total revenues)		1.2%

Divestitures (as a percentage of total revenues)		0.0%

Total revenue growth		2.2%

(1) - Calculated as a percentage of segment revenues.

Solid Waste Internalization Rates by Region:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2006	2007	2006	2007
North Eastern region	56.8%	52.8%	57.5%	56.1%
South Eastern region	39.6%	45.3%	40.9%	42.2%
Central region	79.7%	77.1%	79.0%	77.4%
Western region	44.1%	46.8%	42.4%	48.8%
Solid Waste Operations	57.0%	57.1%	56.0%	57.8%

US GreenFiber (50% owned) Financial Statistics:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2006	2007	2006	2007
Revenues	$57,484	$48,999	$132,022	$145,525
Net income	6,632	2,634	9,524	5,418
Cash flow from operations	1,980	3,833	11,945	13,076
Net working capital changes	(6,544)	(1,439)	(2,948)	(58)
EBITDA	$8,524	$5,272	$14,893	$13,134

As a percentage of revenue:

Net income	11.5%	5.4%	7.2%	3.7%
EBITDA	14.8%	10.8%	11.3%	9.0%

Components of Growth versus Maintenance Capital Expenditures (1):

	Three Months Ended January 31,		Nine Months Ended January 31,
	2006	2007	2006	2007
Growth Capital Expenditures:
Landfill Development	$8,733	$3,282	$27,334	$14,765
Boston MRF Building	—	—	5,998	—
MRF Equipment Upgrades	—	2,982	—	6,239
Other	1,940	1,273	3,220	4,753
Total Growth Capital Expenditures	10,673	7,537	36,552	25,757

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	2,119	2,266	23,620	21,632
Landfill Construction & Equipment	8,728	7,300	22,769	26,851
Facilities	1,209	900	4,260	2,921
Other	532	91	959	1,188
Total Maintenance Capital Expenditures	12,588	10,557	51,608	52,592

Total Capital Expenditures	$23,261	$18,094	$88,160	$78,349

(1)           The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.